UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 18, 2024

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 18, 2024, Guy P. Sansone and Marcus E. Bromley retired from the Board of Directors (the “Board”) of Brookdale Senior Living Inc. (the “Company”) upon the expiration of their terms at the conclusion of the Company’s 2024 annual meeting of stockholders held on June 18, 2024 (the “Annual Meeting”). As previously disclosed, Messrs. Sansone and Bromley had provided notice to the Board that they would not be standing for re-election at the Annual Meeting. Their retirements from the Board were not due to any disagreement with the Company, the Board, or the management of the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

(e) At the Annual Meeting, the stockholders of the Company approved the adoption of the Brookdale Senior Living 2024 Omnibus Incentive Plan (the “Plan”), which was previously approved by the Board. A summary of the Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”), under the section entitled “Proposal 4: Approval of Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan” beginning on page 70. The summary of the Plan in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on June 18, 2024. Set forth below is information concerning each matter submitted to a vote at the Annual Meeting, including the final voting results. Each such matter is described in detail in the Company's Proxy Statement.

(b) Proposal 1: Stockholders elected Jordan R. Asher, Lucinda M. Baier, Frank M. Bumstead, Claudia Napal Drayton, Victoria L. Freed, Elizabeth B. Mace, Denise W. Warren, and Lee S. Wielansky as directors, each to hold office for a one-year term expiring at the 2025 annual meeting of stockholders. Each such nominee received a majority of votes cast in his or her election. The following votes were taken in connection with the election of directors at the Annual Meeting:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jordan R. Asher	156,083,936	1,988,507	31,582	10,238,773
Lucinda M. Baier	157,482,087	586,367	35,571	10,238,773
Frank M. Bumstead	149,394,176	8,676,020	33,829	10,238,773
Claudia Napal Drayton	157,651,433	430,233	22,359	10,238,773
Victoria L. Freed	156,233,823	1,836,593	33,609	10,238,773
Elizabeth B. Mace	157,658,156	417,333	28,536	10,238,773
Denise W. Warren	150,935,195	7,123,636	45,194	10,238,773
Lee S. Wielansky	157,514,759	563,391	25,875	10,238,773

Proposal 2: Stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement. The following votes were taken in connection with the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
151,880,311	6,191,685	32,029	10,238,773

Proposal 3: Stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2024. The following votes were taken in connection with the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
161,916,027	6,399,259	27,512	—

Proposal 4: Stockholders approved the Plan. The following votes were taken in connection with the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,453,672	9,622,143	28,210	10,238,773

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Following the Annual Meeting, the Board of the Company appointed Denise W. Warren as the Non-Executive Chairman of the Board.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 20, 2024	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary